877 North 8th West, Riverton, WY  82501 USA, Ph: (307) 856-9271, Fx: (307) 857-3050, www.usnrg.com

For Immediate Release

U.S. ENERGY CORP. ANNOUNCES INTIAL PRODUCTION RATE FROM THE BRAD OLSON 9-16 #1H BAKKEN WELL

 -- PROVIDES OIL AND GAS OPERATIONS UPDATE --

RIVERTON, Wyoming – October 16, 2009 – U.S. Energy Corp. (NASDAQ Capital Market: “USEG”) (“USE” or the “Company”), a natural resources exploration and development company with interests in oil and gas, molybdenum, geothermal, and real estate assets, today announced the initial production rate from its Brad Olson 9-16 #1H Bakken well and provided an overall operations update regarding its various interests in the oil and gas sector.

Williston Basin - Bakken Drilling Program

The Brad Olson 9-16 #1H flowed at an initial 24-hour production test rate of approximately 1,805 barrels of oil and 1.84 MMCF of natural gas per day or 2,112 BOE/D.  The well was completed with swell packers and 28 fracture stimulation stages.  USE’s initial working interest in this well is approximately 61% (~48% net revenue interest), and sales from this well are expected to commence immediately.  The Company believes this well is the first successful 28 stage fracture stimulation completion in the Williston Basin.

The BCD Farms 16-21 #1H well has been drilled to a total measured depth of 19,426 feet.  Upon completion of the drilling a sleeve was run into the hole with 28 swell packers and completion initiatives are expected to commence in late October.  The initial production flow rate for this well will be announced following the completion of a 24-hour flow rate test.  USE’s initial working interest in this well is approximately 45% (~35.55% net revenue interest).

Subsequent to the BCD Farms drilling operations being completed, two additional wells have been spud and are currently drilling to depth.  The two wells are the Lee 16-21 #1H (~ 60% initial working interest) and the Strand 16-9 #1H (~40% initial working interest).  As with the Brad Olsen and the BCD Farms wells, both the Lee and the Strand are targeting the middle Bakken formation, and are planned to be drilled to a total measured depth of approximately 20,000 feet (~10,000 ft vertical; ~10,000 horizontal).  To date, the drilling of the Lee 16-21 #1H well has progressed to the horizontal portion of the well bore, and the Strand 16-9 #1H well has reached a total measured depth of 9,960 feet.  Once each well is drilled to approximately 20,000 feet total measured depth, it is anticipated that each well will take approximately 30 days to complete.  Subsequent to the two above mentioned wells being drilled, the two drilling rigs are then expected to be mobilized to two additional well locations in early November.

Press Release
October 16, 2009

As a result, it is anticipated that the first six wells of the previously announced Drilling Participation Agreement with Brigham Exploration Company (NASDAQ: BEXP) will be drilled before the end of the year and that at least four of the six wells will have been completed by this time.

Gulf Coast

The Bluffs well, partnered with PetroQuest Energy, L.L.C. (NYSE:PQ) and located in Louisiana, is currently producing approximately 13,000 MCF and 325 barrels of oil per day or an equivalent of approximately 15,000 MCFE/D (2,500 BOE/D).  U.S. Energy Corp. has a 15% working interest in this well and an approximate 10.4% net revenue interest.  Therefore, U.S. Energy Corp.’s current net daily production for this well is approximately 250 BOE/D.

On August 17, 2009, USE entered into a new participation agreement with PetroQuest Energy to acquire a 4.2% working interest in an oil and gas prospect located in south Louisiana.  The prospect is a 13.7 BCFE target.  Under the terms of the agreement, USE has paid sunk land costs and a prospect fee of approximately $53,000 and will be responsible for 4.2% of the costs to drill an initial test well (ITW) to earn an 3.6% after casing point (ACP) and 3.2% after payout (APO) working interest.  The initial commitment under the agreement is approximately $300,000 to the casing point.  Spudding of the well is expected to take place in October 2009 with an initial planned drilling depth of approximately 15,000 feet.

The Stoddard # 1 well, partnered with Houston Energy, L.P. and located in Southeast Texas, commenced sales in early October.  The well is producing approximately 140 barrels of oil per day and 1,800 MCF/D or an equivalent of 2,650 MCFE/D (440 BOE/D).  USE currently has an 8.5% after casing point (ACP) working interest (6.2% net revenue interest) in this well.  Our anticipated net initial daily production rate from this well is expected to be approximately 28 BOE/D.

On August 31, 2009, the Delta Farms well, a primary oil target located in Southeast Louisiana had an initial production test that resulted in approximately 150 BOE/D and the well is currently producing at a rate of approximately 135 BOE/D.  Sales from this well began in early September 2009.  USE has a 25% after casing point working interest (17.625% net revenue interest) in this well.  USE’s daily net production rate from the Delta Farms well is now approximately 24 BOE/D.

"U.S. Energy and Brigham continue to leverage the latest in multi-stage frac technology to drive improvements in production and our initial results at the Brad Olson 9-16 #1H well demonstrates the value of this approach," stated Keith Larsen, CEO of U.S. Energy Corp.  “Our primary focus in the near term will be advancing our Bakken drilling program with Brigham in the Williston Basin.  However, we continue to make progress with our oil and gas partners in both the Rocky Mountain and Gulf Coast regions, with the goal of expanding our portfolio and expeditiously ramping up our production,” he added.

Press Release
October 16, 2009

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Note Regarding BOE

In this press release, BOEs are derived by converting gas to oil in the ratio of one barrel of oil to six thousand cubic feet of gas (1 bbl:6 Mcf).  Barrel of oil equivalent ("BOE") amounts may be misleading, particularly if used in isolation.  A BOE conversion ratio of 1 bbl of oil to 6 Mcf of natural gas is based on an energy equivalency conversion method primarily applicable at the burner tip and does not represent a value of equivalency at the well head.

About U.S. Energy Corp.

U.S. Energy Corp. is a diversified natural resource company with interests in oil and gas, molybdenum, geothermal and real estate assets.  The Company is headquartered in Riverton, Wyoming, and its common stock is listed on The NASDAQ Capital Market under the symbol “USEG”.

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Disclosure Regarding Mineral Resources Under SEC and Canadian Regulations; and Forward-Looking Statements

The Company owns or may come to own stock in companies which are traded on foreign exchanges, and may have agreements with some of these companies to acquire and/or develop the Company’s mineral properties.  An example is Sutter Gold Mining Inc.  These other companies are subject to the reporting requirements of other jurisdictions.

United States residents are cautioned that some of the information available about our mineral properties, which is reported by the other companies in foreign jurisdictions, may be materially different from what the Company is permitted to disclose in the United States.

This news release includes statements which may constitute “forward-looking” statements, usually containing the words “believe,” “estimate,” “project,” “expect," or similar expressions.  Forward looking statements in this release relate to, among other things, USE’s drilling of wells pursuant to the terms of the DPA, its ownership interests in those wells and the costs it expects to incur in drilling those wells.  There is no assurance that any of the wells USE drills under the terms of the DPA with Brigham will have results similar to those referenced in this press release or that any of the wells drilled with Brigham will be productive at all. These statements are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements.  Factors that would cause or contribute to such differences include, but are not limited to, future trends in mineral prices, the availability of capital, competitive factors, and other risks including those described in the Company’s filings with the SEC, which are incorporated herein by reference.  By making these forward-looking statements, the Company undertakes no obligation to update these statements for revision or changes after the date of this release.

For further information on the differences between the reporting limitations of the United States, compared to reports filed in foreign jurisdictions, and also concerning forward-looking statements, please see the Company’s Form 10-K (“Disclosure Regarding Forward-Looking Statements”; “Disclosure Regarding Mineral Resources under SEC and Canadian Regulation”; and “Risk Factors”); and similar disclosures in the Company’s Forms 10-Q.

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For further information, please contact:

Reggie Larsen
Director of Investor Relations
U.S. Energy Corp.
1-800-776-9271
reggie@usnrg.com

Nick Hurst
Investor Relations
The Equicom Group
1-403-538-4845
nhurst@equicomgroup.com